As filed with the Securities and Exchange Commission on November 23, 2011

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PUBLIC SERVICE ENTERPRISE
GROUP INCORPORATED
(Exact name of registrant as specified in charter)

NEW JERSEY	22-2625848
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

80 PARK PLAZA
P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
(973) 430-7000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CAROLINE DORSA
EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
80 PARK PLAZA
P.O. BOX 1171
NEWARK, NEW JERSEY 07101-1171
(973) 430-7000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

WITH COPIES TO:

JAMES T. FORAN, ESQUIRE	HOWARD G. GODWIN, JR., ESQUIRE
ASSOCIATE GENERAL COUNSEL	SIDLEY AUSTIN LLP
80 PARK PLAZA	787 SEVENTH AVENUE
P.O. BOX 1171	NEW YORK, NEW YORK 10019
NEWARK, NEW JERSEY 07101-1171

     Approximate Date of Commencement of Proposed Sale to the Public: From time to time after the Registration Statement becomes effective, as determined by market conditions and other factors.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. ☒

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

     If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

(continued on following page)

     If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

     Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of ‘’large accelerated filer,’’ ‘’accelerated filer’’ and ‘’smaller reporting company’’ in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered (1)	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee (1)
Common Stock, no par value	2,513,578	$32.67(3)	$82,118,593(3)	$9,411(4)
Common Stock, no par value
Preferred Stock, no par value
Stock Purchase Contracts
Stock Purchase Units (5)
Senior Debt Securities
Subordinated Debt Securities
Total
(1)	Except for the 2,513,578 shares of Common Stock referred to in the table above and in footnote (2) below that are being separately registered, an indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion, settlement or exchange of other securities. Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, $149,155 of the filing fees previously paid with respect to the Registrant’s Registration Statement No. 333-155677, originally filed on November 25, 2008, relate to securities which remain unsold as of this date and $9,411 of such previously paid filing fees is being offset against the registration fee due for the 2,513,578 shares of Common Stock registered hereby. The remaining $139,744 of such previously paid filing fees is being offset against registration fees to become due under all other offerings that may subsequently be made under this Registration Statement. In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended, the Registrant is deferring payment of all other registration fees that may subsequently be payable following application of the previously paid filing fees.
(2)	Includes shares of Common Stock to be offered pursuant to the dividend reinvestment and stock purchase plan prospectus included in this Registration Statement.
(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee based on the average of the high and low prices on November 18, 2011 for Common Stock of Public Service Enterprise Group Incorporated, as reported in the consolidated reporting system.
(4)	As described in footnote (1) above, $9,411 of previously paid filing fees with respect to unsold securities are being offset against the $9,411 registration fee with respect to the 2,513,578 shares of Common Stock to be offered pursuant to the dividend reinvestment and stock purchase plan prospectus included in this Registration Statement.
(5)	Each Stock Purchase Unit consists of (a) Stock Purchase Contract under which the holder upon settlement will purchase an indeterminate number of shares of Common Stock of Public Service Enterprise Group Incorporated and (b) either our debt securities or debt obligations of a third party, including U.S. Treasury securities.

EXPLANATORY NOTE

This Registration Statement contains the following separate prospectuses:

     1. A form of prospectus to be used in connection with offerings by Public Service Enterprise Group Incorporated of its Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units and debt securities.

     2. A form of prospectus to be used in connection with offerings of Common Stock by Public Service Enterprise Group Incorporated pursuant to its Dividend Reinvestment and Stock Purchase Plan.

PROSPECTUS

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

Common Stock, Preferred Stock,
Stock Purchase Contracts, Stock Purchase Units,
Senior Debt Securities and Subordinated Debt Securities

     From time to time, we may offer the securities described in this prospectus separately or together in any combination, in one or more classes or series, in amounts, at prices and on terms that we will determine at the time of the offering.

     We will provide the specific terms of each series or issue of securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

Our common stock is listed on the New York Stock Exchange under the ticker symbol “PEG.”

     Investing in our securities involves risks. You should carefully consider the information in the section entitled “Risk Factors” beginning on page 6 of this prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in any of our securities.

     We may offer and sell the securities directly, through agents we select from time to time or to or through underwriters or dealers we select. If we use any agents, underwriters or dealers to sell the securities, we will name them and describe their compensation in a prospectus supplement. The price to the public of those securities and the net proceeds we expect to receive from that sale will also be set forth in a prospectus supplement.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2011.

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ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings.

     This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under “Where You Can Find More Information.”

     In this prospectus, unless the context indicates otherwise, the words and terms “PSEG,” “we,” “our,” “ours” and “us” refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

     We may use this prospectus to offer from time to time:

  shares of our common stock, without par value;
  shares of our preferred stock, without par value, which may be convertible into our common stock;
  stock purchase contracts to purchase shares of our common stock;
  our unsecured debt securities, which may include senior and subordinated securities and which may be convertible into our common stock. In this prospectus, we refer to the debt securities, which may include senior and subordinated debt securities, as the “debt securities;” and stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties, including United States Treasury securities, that are pledged to secure the stock purchase unit holders’ obligations under the stock purchase contracts.

     We sometimes refer to our common stock, preferred stock, stock purchase contracts, stock purchase units and the debt securities, collectively, as the “securities.”

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. For more detailed information about the securities, you should also review the exhibits to the registration statement, which were either filed with the registration statement or incorporated by reference to other SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our filings are also available to the public over the Internet on the SEC’s web site at http://www.sec.gov, as well as our web site at http://www.pseg.com. None of the information contained at any time on our web site is incorporated by reference into this prospectus. You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc. (the “New York Stock Exchange”), where certain of our securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below that have been filed with the SEC.

  Our Annual Report on Form 10-K for the year ended December 31, 2010;
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011;
  Information in our Definitive Proxy Statement on Schedule 14A filed on March 11, 2011 that is incorporated by reference into our Annual Report on Form 10-K;
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  Our Current Reports on Form 8-K filed on April 21, 2011 and July 22, 2011; and
  The description of our common stock in our registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and any amendment or report filed for the purpose of amending such description.

     We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, on or after the date of this prospectus and prior to the termination of any particular offering of securities, except for current reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K and exhibits relating to such disclosure, unless otherwise specifically stated in the Form 8-K.

     You can get a free copy of any of the documents incorporated by reference by making an oral or written request directed to:

Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in the prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial condition and results of operations may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and the prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including the documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our future performance, future capital expenditures and growth, revenues, earnings, business strategy, market and industry developments and prospects, are forward-looking statements. When used in this prospectus, any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Certain factors that could cause actual results to differ materially from those contemplated in any forward-looking statements are discussed in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and in the notes to our financial statements and other information filed with the SEC. These factors include, but are not limited to:

  adverse changes in energy industry law, policies and regulation, including market structures and a potential shift away from competitive markets toward subsidized market mechanisms, transmission planning and cost allocation rules, including rules regarding how transmission is planned and who is permitted to build transmission in the future, and reliability standards, any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators, changes in federal and state environmental regulations that could increase our costs or limit our operations,
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  changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations of our nuclear generating units, actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site, any inability to balance our energy obligations, available supply and trading risks, any deterioration in our credit quality or the credit quality of our counterparties, availability of capital and credit on commercially reasonable terms and conditions and our ability to meet cash needs, any inability to realize anticipated tax benefits or retain tax credits, changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units, delays in receipt of necessary permits and approvals for our construction and development activities, delays or unforeseen cost escalations in our construction and development activities, adverse changes in the demand for or price of the capacity and energy that we sell into wholesale electricity markets, increase in competition in energy markets in which we compete, challenges associated with recruitment and/or retention of a qualified workforce, adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in discount rates and funding requirements, and changes in technology and customer usage patterns.

     Additional information concerning these factors is set forth or referred to under “Risk Factors.”

     All of the forward-looking statements made in this prospectus and any prospectus supplement or in the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase any securities. Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the securities, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference herein or therein are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     We are an energy company with a diversified business mix. Our operations are located primarily in the Northeastern and Mid Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment. As a holding company, our profitability depends on our subsidiaries’ operating results. We have four direct, wholly-owned subsidiaries:

  PSEG Power LLC (“Power”), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;
  Public Service Electric and Gas Company (“PSE&G”), which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;
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  PSEG Energy Holdings L.L.C. (“Energy Holdings”), which earns revenues from managing lease investments and the operation of its generation projects. It is also pursuing solar and other renewable energy projects; and
  PSEG Services Corporation (“Services”), which provides corporate support and managerial and administrative services to us and our subsidiaries.

     We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

Ratios of Earnings to Fixed Charges

     Our ratios of earnings to fixed charges for each of the periods indicated are as follows:

	(unaudited)	Years Ended December 31,
	Nine Months Ended September 30, 2011	2010	2009	2008	2007	2006
Ratios of Earnings to
Fixed Charges[1]	5.54	5.43	5.27	3.78	3.99	2.13

1	The term Earnings shall be defined as pre-tax income from continuing operations before income or loss from equity investees plus distributed income from equity investees. Add to this the amortization of capitalized interest and the amount of fixed charges adjusted to exclude (a) the amount of any interest capitalized during the period and (b) the actual amount of any preferred securities dividend requirements of majority-owned subsidiaries stated on a pre-tax level. Fixed Charges represent (a) interest, whether expensed or capitalized, (b) amortization of debt discount, premium and expense, (c) an estimate of interest implicit in rentals and (d) preferred securities dividend requirements of majority-owned subsidiaries stated on a pre-tax level.

Ratios of Earnings to Combined Fixed Charges and Preference Dividends

     Because we currently have no preferred stock outstanding, our ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated are the same as our ratios of earnings to fixed charges.

RISK FACTORS

     In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase the securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. Some or all of these factors may apply to us and our subsidiaries. See “Forward-Looking Statements.”

Because We Are a Holding Company, Our Ability to Service Our Debt Could be Limited

     We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts and satisfy our other corporate funding needs, including payment of dividends on our capital stock. As a result, our debt will effectively be subordinated to all existing and future preferred equity and liabilities of our subsidiaries and project affiliates, including holders of their debt, trade creditors, secured creditors, taxing authorities and guarantee holders, and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s or project affiliate’s creditors and preferred equity holders, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

     We depend on our subsidiaries’ and project affiliates’ cash flows and our access to capital in order to service our indebtedness and satisfy our other corporate funding needs, including payment of dividends on our capital stock. The debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. As a result, we can give no assurances that our subsidiaries and project affiliates will be able to transfer funds to us to meet all of our needs.

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     Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project level financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement is not expected to cause a default with respect to our debt, other debt of the applicable subsidiary, if any, or debt of our other subsidiaries, it may materially affect our ability to service our outstanding indebtedness and satisfy our other corporate funding needs, including payment of dividends on our capital stock.

     We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy and to service our indebtedness and satisfy our other corporate funding needs, including payment of dividends on our capital stock.

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USE OF PROCEEDS

     Unless otherwise indicated in the applicable prospectus supplement, we will use the net proceeds from the sale of the securities for general corporate purposes, including repayment of outstanding debt.

DESCRIPTION OF THE SENIOR AND SUBORDINATED DEBT SECURITIES

     We may issue from time to time one or more series of the senior debt securities under our Senior Debt Indenture dated as of November 1, 1998 between us and US Bank National Association (successor trustee), as Senior Trustee, or one or more series of the subordinated debt securities under our Subordinated Debt Indenture to be entered into between us and US Bank National Association (successor trustee), as Subordinated Trustee. The term “Trustee” refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. We will provide information about these debt securities in a prospectus supplement.

     The Senior Debt Indenture and the form of Subordinated Debt Indenture (sometimes together referred as the “Indentures” and, individually, as an “Indenture”) are incorporated by reference as exhibits to the registration statement of which this prospectus is a part. The Indentures are subject to and governed by the Trust Indenture Act of 1939, as amended. We have summarized the material terms and provisions of the Indentures. Because this section is a summary, it does not describe every aspect of the debt securities and the Indentures. We urge you to read the Indenture that governs your debt securities for provisions that may be important to you.

Provisions Applicable to Both the Senior and Subordinated Indentures

General

     The debt securities will be our unsecured obligations. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will be subordinated in right of payment to the prior payment in full of our senior indebtedness as described below under “— Subordinated Indenture Provisions.” In this section, unless the context requires otherwise, the words “we,” “our,” “ours” and “us” refer to Public Service Enterprise Group Incorporated and not its consolidated subsidiaries.

     Because we are a holding company and conduct all of our operations through our subsidiaries and project affiliates, holders of our debt securities will generally have a junior position to claims of creditors, including trade creditors, debt holders, secured creditors, taxing authorities and guarantee holders, and any preferred stockholders of those subsidiaries and project affiliates other than, in each case, where we are recognized as a creditor of such subsidiary or project affiliate. As of October 31, 2011, PSE&G had no shares of its preferred stock outstanding. Our subsidiaries have ongoing corporate debt programs used to finance their business activities. As of October 31, 2011, our subsidiaries and project affiliates had approximately $8 billion of recourse debt outstanding. See “Risk Factors.”

     Each Indenture provides that any debt securities proposed to be sold under this prospectus and the accompanying prospectus supplement may be issued in an unlimited amount under that Indenture in one or more series, in each case as authorized by us from time to time.

     You should read the relevant prospectus supplement for a description of the material terms of each series of debt securities being offered, including:

  the title of the debt securities and whether the debt securities will be senior debt securities or subordinated debt securities;
  the aggregate principal amount of the debt securities and any limit on the aggregate principal amount of the debt securities of that series;
  if less than the principal amount of the debt securities is payable upon acceleration of the maturity of the debt securities, the portion that will be payable or how this portion will be determined;
  the date or dates, or how the date or dates will be determined or extended, on which the principal of the debt securities will be payable;
  the rate or rates of interest, which may be fixed or variable, that the debt securities will bear, if any, or how the rate or rates will be determined;
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  the terms of any remarketing of the debt securities;
  the date or dates from which interest, if any, on the debt securities will accrue or how the date or dates will be determined;
  the interest payment dates, if any, and the record dates for any interest payments or how the date or dates will be determined;
  the basis upon which interest will be calculated if other than that of a 360-day year of twelve 30-day months;
  the right, if any, to extend or defer interest payment periods and the duration of any extension or deferral;
  any optional redemption provisions;
  any sinking fund or other provisions that would obligate us to repurchase or otherwise redeem the debt securities;
  whether the debt securities will be issued as registered securities, bearer securities or both and any applicable restrictions;
  whether the debt securities will be issuable in temporary or permanent global form and any applicable restrictions or limitations;
  the place or places where the principal of and any premium and interest on the debt securities will be payable and to whom and how those payments will be made;
  whether the debt securities are convertible into or exchangeable for any other securities and, if so, the applicable terms and conditions;
  the denominations in which the debt securities will be issuable, if other than $1,000 or any integral multiple thereof in the case of registered securities and $5,000 in the case of bearer securities;
  the index, formula or other method, if any, with reference to which the amount of principal of or any premium or interest on the debt securities will be determined and the manner in which such amounts will be determined;
  if other than the applicable Trustee, the identity of each security registrar and/or paying agent;
  the applicability of the provisions of the applicable Indenture described below under “— Satisfaction and Discharge, Full Defeasance and Covenant Defeasance” and any provisions in modification of, in addition to or in lieu of any of these provisions;
  whether and under what circumstances we will pay additional amounts in respect of any tax, assessment or governmental charge and, if so, whether we will have the option to redeem the debt securities rather than pay the additional amounts (and the terms of this option);
  any deletions, additions or changes in the events of default in the applicable Indenture and any change in the right of the applicable Trustee or the holders to declare the principal amount of the debt securities due and payable;
  any deletions, additions or changes in the covenants in the applicable Indenture;
  the applicability of or any change in the subordination provisions of the Subordinated Indenture for a series of subordinated debt securities;
  any provisions granting special rights to holders of the debt securities upon the occurrence of specified events; and
  any other material terms of the debt securities.

     If applicable, the prospectus supplement will also set forth information concerning any other securities offered thereby and a discussion of federal income tax considerations relevant to the securities being offered.

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     For purposes of this prospectus, any reference to the payment of principal of or premium or interest, if any, on the debt securities will include the payment of any additional amounts required by the terms of the debt securities.

     Debt securities may provide for less than the entire principal amount to be payable upon acceleration of the maturity date (“original issue discount securities”). Federal income tax and other matters concerning any original issue discount securities will be discussed in the applicable prospectus supplement.

     Neither Indenture limits the amount of debt securities that may be issued in distinct series from time to time. Debt securities issued under an Indenture are referred to, when a single Trustee is acting as trustee for all debt securities issued under an Indenture, as the “indenture securities.” Each Indenture provides that there may be more than one Trustee thereunder, each with respect to one or more different series of indenture securities. See “— Resignation of Trustee” below. At a time when two or more Trustees are acting under either Indenture, each with respect to only certain series, the term indenture securities will mean the one or more series with respect to which each respective Trustee is acting. In the event that there is more than one Trustee under either Indenture, the powers and trust obligations of each Trustee as described herein will extend only to the one or more series of indenture securities for which it is Trustee. If two or more Trustees are acting under either Indenture, then the indenture securities for which each Trustee is acting would in effect be treated as if issued under separate indentures.

     The general provisions of the Indentures do not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged or similar transaction involving us. Please refer to the prospectus supplement for information with respect to any deletions from, modifications of or additions to the events of default or our covenants that are described below, including any addition of a covenant or other provision providing event risk or similar protection.

     We have the ability, without the consent of the holders thereof, to issue indenture securities with terms different from those of indenture securities previously issued and to reopen a previous series of indenture securities and issue additional indenture securities of that series, unless the reopening was restricted when that series was created.

Denominations, Registration and Transfer

     Debt securities of a series may be issuable solely as registered securities, solely as bearer securities or as both registered securities and bearer securities. The Indentures also provide that debt securities of a series may be issuable in global form. See “— Book-Entry Debt Securities.” Unless otherwise provided in the prospectus supplement, debt securities denominated in U.S. dollars (other than global securities, which may be of any denomination) are issuable in denominations of $1,000 or any integral multiples of $1,000 (in the case of registered securities) and in the denomination of $5,000 (in the case of bearer securities). Unless otherwise indicated in the prospectus supplement, bearer securities will have interest coupons attached.

     Registered securities will be exchangeable for other registered securities of the same series. If provided in the prospectus supplement, bearer securities (with all unmatured coupons, except as provided below, and all matured coupons which are in default) of any series may be similarly exchanged for registered securities of the same series of any authorized denominations and of a like aggregate principal amount and tenor. If so provided, bearer securities surrendered in exchange for registered securities between a regular record date or a special record date and the relevant date for payment of interest will be surrendered without the coupon relating to that date for payment of interest, and interest will not be payable in respect of the registered security issued in exchange for the bearer security, but will be payable only to the holder of the coupon when due in accordance with the terms of the applicable Indenture. Unless otherwise specified in the prospectus supplement, bearer securities will not be issued in exchange for registered securities.

     Registered securities of a series may be presented for registration of transfer and debt securities of a series may be presented for exchange at each office or agency required to be maintained by us for payment of that series as described in “— Payment and Paying Agents” below, and at each other office or agency that we may designate from time to time for those purposes.
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     No service charge will be made for any transfer or exchange of debt securities, but we may require payment of any tax or other governmental charge payable in connection with the transfer or exchange.

     We will not be required to

  issue, register the transfer of or exchange debt securities during a period beginning at the opening of business 15 days before any selection of debt securities of that series to be redeemed and ending at the close of business on
–	if debt securities of the series are issuable only as registered securities, the day of mailing of the relevant notice of redemption and
–

if debt securities of the series are issuable as bearer securities, the day of the first publication of the relevant notice of redemption, or, if debt securities of the series are also issuable as registered securities and there is no publication, the day of mailing of the relevant notice of redemption;

  register the transfer of or exchange of any registered security, or portion thereof, called for redemption, except the unredeemed portion of any registered security being redeemed in part;
  exchange any bearer security called for redemption, except to exchange the bearer security for a registered security of that series and like tenor that is simultaneously surrendered for redemption; or
  issue, register the transfer of or exchange any debt security which has been surrendered for repayment at the option of the holder, except the portion, if any, of that debt security not to be so repaid.

Payment and Paying Agents

     Unless otherwise provided in the prospectus supplement, principal, premium, interest and additional amounts, if any, on registered securities will be payable at any office or agency to be maintained by us in Morristown, New Jersey and The City of New York, except that at our option interest on an interest payment date may be paid by check mailed to the address of the person entitled thereto appearing in the security register or by wire transfer to an account maintained by the person entitled thereto as specified in the security register.

     Unless otherwise provided in the prospectus supplement, payment of any installment of interest due on any interest payment date for registered securities will be made to the person in whose name the registered security is registered at the close of business on the regular record date for that interest.

     If debt securities of a series are issuable solely as bearer securities or as both registered securities and bearer securities, unless otherwise provided in the prospectus supplement, we will be required to maintain an office or agency outside the United States where, subject to any applicable laws and regulations, the principal of and premium, and interest, if any, on the series will be payable and in The City of New York for payments with respect to any registered securities of that series (and for payments with respect to bearer securities of that series in the limited circumstances described below, but not otherwise);

provided that, if required in connection with any listing of debt securities on the Luxembourg Stock Exchange or any other stock exchange located outside the United States, we will maintain an office or agency for those debt securities in any city located outside the United States required by the applicable stock exchange. The initial locations of those offices and agencies will be specified in the prospectus supplement. Unless otherwise provided in the prospectus supplement, principal of and premium, if any, and interest, if any, on bearer securities may be paid by wire transfer to an account maintained by the person entitled thereto with a bank located outside the United States. Unless otherwise provided in the prospectus supplement, payment of installments of interest on any bearer securities on or before maturity will be made only against surrender of coupons for those interest installments as they mature. Unless otherwise provided in the prospectus supplement, no payment with respect to any bearer security will be made at any office or agency of ours in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. However, payments of principal of

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and premium, if any, and interest, if any, on bearer securities payable in U.S. dollars will be made at the office of our paying agent in The City of New York if payment of the full amount thereof in U.S. dollars at all offices or agencies outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions.

     We may from time to time designate additional offices or agencies, approve a change in the location of any office or agency and, except as provided above, rescind the designation of any office or agency.

Events of Default

     The following will constitute events of default under each Indenture with respect to any series of debt securities, unless we state otherwise in the applicable prospectus supplement:

  we do not pay interest on a debt security of that series within 30 days of its due date;
  we do not pay principal of, or any premium on, a debt security of that series on its due date;
  we do not deposit any sinking fund payment when due by the terms of any debt security of that series;
  we remain in breach of a covenant in respect of the debt securities of that series for 60 days after we receive a written notice of default stating we are in breach. The notice must be sent by either the Trustee or holders of at least 25% of the principal amount of debt securities of that series;
  we file for bankruptcy or a court appoints a custodian or orders our liquidation under any bankruptcy law or certain other events in bankruptcy, insolvency or reorganization occur; and
  any other event of default provided with respect to debt securities of that series occurs.

     We are required to file with the Trustee, annually, an officer’s certificate as to our compliance with all conditions and covenants under the applicable Indenture. Each Indenture provides that the Trustee may withhold notice to the holders of debt securities of a series of any default (except payment defaults on the debt securities of that series) if it considers it in the interest of the holders of debt securities of such series to do so.

     If an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the applicable principal amount of all of the debt securities of that series to be due and payable immediately.

     Subject to the provisions of the applicable Indenture relating to the duties of the Trustee, in case an event of default with respect to debt securities of a series has occurred and is continuing, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request, order or direction of the holders of debt securities of that series, unless the holders of the debt securities of that series have offered the Trustee reasonable indemnity against the expenses and liabilities which might be incurred by it in compliance with that request. Subject to such provisions for the indemnification of the Trustee and to certain other provisions, the holders of a majority in principal amount of the outstanding debt securities of a series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the debt securities of that series.

     The holders of a majority in principal amount of the outstanding debt securities of a series may, on behalf of the holders of all debt securities of that series and any related coupons, waive any past default with respect to that series and its consequences, except a default in the payment of the principal of, or premium, or interest, if any, on any debt security of that series or any related coupons, or relating to a covenant or provision that cannot be modified or amended without the consent of the holder of each outstanding debt security of that series affected by the modification or amendment.

Merger or Consolidation

     Each Indenture provides that we may not consolidate with or merge with or into any other corporation or convey or transfer our properties and assets as an entirety or substantially as an entirety to any person, unless either we are the continuing corporation or such corporation or person assumes by supplemental indenture all of our obligations under such Indenture and the debt securities issued thereunder and immediately after the transaction no default shall exist.

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Modification or Waiver

     Modification and amendment of each Indenture may be made by us and the Trustee thereunder with the consent of the holders of a majority in principal amount of all outstanding indenture securities issued thereunder that are affected by the modification or amendment. The consent of the holder of each outstanding indenture security affected is, however, required to:

  change the maturity of the principal of or any installment of principal of or interest on that indenture security;
  reduce the principal amount of, or the rate or amount of interest in respect of, or any premium payable upon the redemption of, that indenture security, or change the manner of calculation thereof;
  change our obligation, if any, to pay additional amounts in respect of that indenture security;
  reduce the portion of the principal of an original issue discount security or indexed security that would be due and payable upon a declaration of acceleration of the maturity date thereof or provable in bankruptcy;
  adversely affect any right of repayment at the option of the holder of that indenture security;
  change the place or currency of payment of principal, premium or interest on that indenture security;
  impair the right to institute suit for the enforcement of any such payment on or after the maturity date, redemption date or repayment date;
  adversely affect any right to convert or exchange that indenture security;
  reduce the percentage in principal amount of outstanding indenture securities required to amend or waive compliance with certain provisions of the applicable Indenture or to waive certain defaults;
  reduce the requirements for voting or quorum described below; or
  modify any of the foregoing requirements or any of the provisions relating to waiving past defaults or compliance with certain restrictive provisions, except to increase the percentage of holders required to effect any such waiver or to provide that certain other provisions of the Indenture cannot be modified or waived without the consent of the holders of each indenture security affected thereby.

     In addition, under the Subordinated Indenture, no modification or amendment thereof may, without the consent of the holder of each outstanding subordinated indenture security affected thereby, modify any of the provisions of that Indenture relating to the subordination of the subordinated indenture securities in a manner adverse to the holders and no such modification or amendment may adversely affect the rights of any holder of senior indebtedness described under the caption “— Subordinated Debt Indenture Provisions” without the consent of that holder of senior indebtedness.

     The holders of a majority in aggregate principal amount of outstanding indenture securities have the right to waive our compliance with certain covenants in the applicable Indenture.

     Modification and amendment of each Indenture may be made by the Trustee and us, without the consent of any holder, for any of the following purposes:

  to evidence the succession of another person to us as obligor under such Indenture;
  to add to our covenants for the benefit of the holders of all or any series of indenture securities issued under the Indenture or to surrender any right or power conferred upon us by the Indenture;
  to add events of default for the benefit of the holders of all or any series of indenture securities;
  to add to or change any provisions of the Indenture to facilitate the issuance of, or to liberalize the terms of, bearer securities, or to permit or facilitate the issuance of indenture securities in uncertificated form, provided that any such actions do not adversely affect the holders of the indenture securities or any related coupons;
  to change or eliminate any provisions of the Indenture, as long as that change or elimination will become effective only when there are no indenture securities outstanding entitled to the benefit of those provisions;
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  to secure the indenture securities under the applicable Indenture pursuant to any requirements of the Indenture, or otherwise;
  to establish the form or terms of indenture securities of any series and any related coupons;
  to evidence and provide for the acceptance of appointment by a successor Trustee or facilitate the administration of the trusts under the Indenture by more than one Trustee;
  to cure any ambiguity, defect or inconsistency in the Indenture, provided that such action does not adversely affect the interests of holders of indenture securities of a series issued thereunder or any related coupons in any material respect; or
  to supplement any of the provisions of the Indenture to the extent necessary to permit or facilitate defeasance and discharge of any series of indenture securities thereunder, provided that the action does not adversely affect the interests of the holders of any indenture securities and any related coupons in any material respect.

     In determining whether the holders of the requisite principal amount of outstanding indenture securities have given any request, demand, authorization, direction, notice, consent or waiver under the applicable Indenture or whether a quorum is present at a meeting of holders of indenture securities thereunder, the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the maturity thereof, the principal amount of an indexed security that may be counted in making such determination will be equal to the principal face amount of the indexed security at original issuance, unless otherwise provided with respect to the indexed security pursuant to the Indenture and indenture securities owned by us or any other obligor upon the indenture securities or any affiliate of ours or of any other obligor shall be disregarded.

     Each Indenture contains provisions for convening meetings of the holders of indenture securities of a series if indenture securities of that series are issuable as bearer securities. A meeting may be called at any time by the Trustee, and also, upon request, by us or the holders of at least 10% in principal amount of the outstanding indenture securities of that series, in any such case upon notice given as provided in the applicable Indenture. Except for any consent that must be given by the holder of each indenture security affected thereby, as described above, any resolution presented at a meeting at which a quorum is present may be adopted by the affirmative vote of the holders of a majority in principal amount of the outstanding indenture securities of that series; except that any resolution with respect to any action that may be made, given or taken by the holders of a specified percentage which is less than a majority in principal amount of the outstanding indenture securities of a series may be adopted at a meeting at which a quorum is present by the affirmative vote of the holders of that specified percentage in principal amount of the outstanding indenture securities of that series. Any resolution passed or decision taken at any meeting of holders of indenture securities of a series held in accordance with the applicable Indenture will be binding on all holders of indenture securities of that series and any related coupons whether or not present or represented at the meeting. The quorum at any meeting called to adopt a resolution will be persons holding or representing a majority in principal amount of the outstanding indenture securities of a series; except that, if any action is to be taken at the meeting with respect to a consent or waiver which may be given by the holders of not less than a specified percentage in principal amount of the outstanding indenture securities of a series, the persons holding or representing that specified percentage in principal amount of the outstanding indenture securities of that series will constitute a quorum.

Satisfaction and Discharge, Full Defeasance and Covenant Defeasance

     We may discharge certain of our obligations to holders of debt securities of a series that have not already been delivered to the applicable Trustee for cancellation and that either have become due and payable or are due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the applicable Trustee, in trust, funds in an amount sufficient to make interest, principal and any other payments on the debt securities on their various due dates.

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     Each Indenture provides that, if the series of debt securities provides for it, we may elect either to defease and be discharged from any and all obligations with respect to such debt securities and any related coupons, with certain limited exceptions (this is called “full defeasance”) or to be released from our obligations under any specified covenant with respect to those debt securities and any related coupons, and any omission to comply with those obligations shall not constitute a default or an event of default with respect to those debt securities and any related coupons (this is called “covenant defeasance”).

     In order to effect full defeasance or covenant defeasance, we must deposit for the benefit of all holders of the debt securities of the particular series a combination of cash and/or U.S. government securities or U.S. government agency notes or bonds that will generate enough cash to make interest, principal and other payments on the debt securities on their various due dates.

     A trust may only be established if, among other things, we have delivered to the Trustee a legal opinion stating that the holders of the debt securities and any related coupons will not recognize income, gain or loss for United States federal income tax purposes as a result of the full defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the full defeasance or covenant defeasance had not occurred, and the legal opinion, in the case of full defeasance, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable Indenture.

     In the event we effect covenant defeasance with respect to any debt securities and any related coupons and those debt securities and coupons are declared due and payable because of the occurrence of certain events of default with respect to any covenant as to which there has been covenant defeasance, the amount of funds on deposit with the Trustee will be sufficient to pay amounts due on those debt securities and coupons at the time of their stated maturity date but may not be sufficient to pay amounts due on those debt securities and coupons at the time of the acceleration resulting from the event of default. In such case, we would remain liable to make payment of those amounts due at the time of acceleration.

     The prospectus supplement may further describe the provisions, if any, permitting full defeasance or covenant defeasance, including any modifications to the provisions described above, with respect to the debt securities of or within a particular series and any related coupons.

Book-Entry Debt Securities

     Debt securities of a series may be issued, in whole or in part, in global form that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities may be issued in either registered or bearer form and in either temporary or permanent form (a “global security”). Unless otherwise provided in the prospectus supplement, debt securities that are represented by a global security will be issued in denominations of $1,000 and any integral multiple thereof, and will be issued in registered form only, without coupons. Payments of principal of (and premium, if any) and interest, if any, on debt securities represented by a global security will be made by us to the applicable Trustee and then by the applicable Trustee to the depositary.

     We anticipate that any global securities will be deposited with, or on behalf of, The Depository Trust Company (“DTC”), New York, New York, that global securities will be registered in the name of DTC’s nominee, and that the following provisions will apply to the depositary arrangements with respect to any global securities. Additional or differing terms of the depositary arrangements will be described in the prospectus supplement.

     So long as DTC or its nominee is the registered owner of a global security, DTC or its nominee, as the case may be, will be considered the sole holder of the debt securities represented by such global security for all purposes under the applicable Indenture. Except as provided below, owners of beneficial interests in a global security will not be entitled to have debt securities represented by the global security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the owners or holders thereof under the applicable Indenture. The laws of some states require that certain purchasers of securities take physical delivery of such securities in certificated form; those laws may limit the transferability of beneficial interests in a global security.

     If

  DTC is at any time unwilling, unable or ineligible to continue as depositary and a successor depositary is not appointed by us within 90 days following notice to us;
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  we determine, in our sole discretion, not to have any debt securities represented by one or more global securities; or
  an event of default under the applicable Indenture has occurred and is continuing,

then we will issue individual debt securities in certificated form in exchange for the relevant global securities. In any such instance, an owner of a beneficial interest in a global security will be entitled to physical delivery of individual debt securities in certificated form of like tenor and rank, equal in principal amount to such beneficial interest and to have such debt securities in certificated form registered in its name. Unless otherwise provided in the prospectus supplement, debt securities so issued in certificated form will be issued in denominations of $1,000 or any integral multiple thereof and will be issued in registered form only, without coupons.

     The following is based on information furnished by DTC and applies to the extent that it is the depositary, unless otherwise provided in the prospectus supplement:

     Registered Owner. The debt securities will be issued as fully registered securities in the name of Cede & Co., which is DTC’s partnership nominee. The applicable Trustee will deposit the global securities with the depositary. The deposit with the depositary and its registration in the name of Cede & Co. will not change the nature of the actual purchaser’s ownership interest in the debt securities.

     DTC’s Organization. DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of that law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act.

     DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation. Direct participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Other entities may access DTC’s system by clearing transactions through or maintaining a custodial relationship with direct participants. The rules applicable to DTC and its participants are on file with the SEC.

     DTC’s Activities. DTC holds securities that its participants deposit with it. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants’ accounts. Doing so eliminates the need for physical movement of securities certificates.

     Participant’s Records. Except as otherwise provided in this prospectus or a prospectus supplement, purchases of debt securities must be made by or through a direct participant, which will receive a credit for the debt securities on the depositary’s records. The purchaser’s interest is in turn to be recorded on the participant’s records. Actual purchasers will not receive written confirmation from the depositary of their purchase, but they generally receive confirmations, along with periodic statements of their holdings, from the participants through which they entered into the transaction.

     Transfers of interests in the global securities will be made on the books of the participants on behalf of the actual purchasers. Certificates representing the interests in debt securities will not be issued except as specified above.

     The depositary has no knowledge of the actual purchasers of global securities. The depositary’s records only reflect the identity of the direct participants, who are responsible for keeping account of their holdings on behalf of their customers.

     Notices among the Depositary, Participants and Actual Purchasers. Notices and other communications by the depositary, its participants and the actual purchasers will be governed by arrangements among them, subject to any legal requirements in effect. Any redemption notices will be sent to DTC. If less than all of the debt securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each direct participant in such issue to be redeemed. A beneficial owner shall give notice of any option to elect to have its book-entry securities repaid by us, through its participant, to the applicable Trustee, and shall affect delivery of such book-entry securities by causing the participant to transfer the participant’s interest in the global security or securities representing such book-entry securities, on DTC’s records, to such Trustee. The requirement for physical delivery of book-entry securities in connection with a demand for repayment will be

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deemed satisfied when the ownership rights in the global security or securities representing such book-entry securities are transferred by participants on DTC’s records and followed by a book-entry credit of tendered securities to such Trustee’s DTC account.

     Voting Procedures. Neither DTC nor Cede & Co. will give consents for or vote the global securities. The depositary generally mails an omnibus proxy to us just after the applicable record date. That proxy assigns Cede & Co.’s voting rights to the direct participants to whose accounts the debt securities are credited at that time.

     Payments. Principal, premium, if any, and interest payments made by us will be delivered to the depositary. DTC’s practice is to credit direct participants’ accounts on the applicable payment date unless it has reason to believe that it will not receive payment on that date. Payments by participants to actual purchasers will be governed by standing instructions and customary practices, as is the case with securities held for customers in bearer form or registered in “street name.” Those payments will be the responsibility of that participant and not the depositary, the applicable Trustee or us, subject to any legal requirements in effect at that time.

     We are responsible for payment of principal, interest and premium, if any, to the applicable Trustee who is responsible for paying it to the depositary. The depositary is responsible for disbursing those payments to direct participants. The participants are responsible for disbursing payments to the actual purchasers.

     Discontinuation of DTC’s Services. DTC may discontinue providing its services as securities depositary with respect to the debt securities at any time by giving reasonable notice to the applicable paying agent or us. Under such circumstances, in the event that a successor securities depositary is not appointed, debt security certificates are required to be printed and delivered.

     We may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depositary). In that event, debt security certificates will be printed and delivered.

     The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources (including DTC) that we believe to be reliable, but we take no responsibility for the accuracy thereof.

     Unless stated otherwise in the prospectus supplement, the underwriters or agents with respect to a series of debt securities issued as global securities will be direct participants in DTC.

     None of any underwriter or agent, the Trustees, any applicable paying agent or us will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests in a global security, or for maintaining, supervising or reviewing any records relating to such beneficial interests.

Resignation of Trustee

     Each Trustee may resign or be removed with respect to one or more series of indenture securities and a successor Trustee may be appointed to act with respect to the series. In the event that two or more persons are acting as Trustee with respect to different series of indenture securities under one of the Indentures, each such Trustee shall be a Trustee of a trust thereunder separate and apart from the trust administered by any other Trustee, and any action described herein to be taken by the Trustee may then be taken by each Trustee with respect to, and only with respect to, the one or more series of indenture securities for which it is Trustee.

Subordinated Debt Indenture Provisions

     Upon any distribution of our assets upon any dissolution, winding up, liquidation or reorganization, the payment of the principal of and premium and interest, if any, on subordinated debt securities is to be subordinated to the extent provided in the Subordinated Debt Indenture in right of payment to the prior payment in full of all Senior Indebtedness, but our obligation to make payment of the principal of and premium and interest, if any, on the subordinated debt securities will not otherwise be affected. In addition, no payment on account of the principal of or premium or interest, if any, on the subordinated debt securities may be made at any time unless full payment of all amounts due in respect of the principal of and premium and interest, if any, on Senior Indebtedness has been made or duly provided for in money.

     In the event that, notwithstanding the foregoing, any payment by us is received by the Subordinated Trustee or the holders of any of the subordinated debt securities before all Senior Indebtedness is paid in full, the payment or distribution shall be paid over to the holders of the Senior Indebtedness or on their behalf for

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application to the payment of all the Senior Indebtedness remaining unpaid until all the Senior Indebtedness has been paid in full, after giving effect to any concurrent payment or distribution to the holders of the Senior Indebtedness. Subject to the payment in full of all Senior Indebtedness upon this distribution, the holders of the subordinated debt securities will be subrogated to the rights of the holders of the Senior Indebtedness to the extent of payments made to the holders of the Senior Indebtedness out of the distributive share of the subordinated debt securities.

     By reason of the subordination, in the event of a distribution of assets upon insolvency, certain of our general creditors may recover more, ratably, than holders of the subordinated securities. The Subordinated Indenture provides that the subordination provisions thereof will not apply to money and securities held in trust pursuant to the defeasance provisions of the Subordinated Indenture.

     If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference therein will set forth the definition of Senior Indebtedness and the approximate amount of Senior Indebtedness outstanding as of a recent date.

Governing Law

     The Indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New Jersey.

The Trustee under the Senior Debt Indenture and the Subordinated Debt Indenture

     US Bank National Association, the Trustee under our Senior Debt Indenture dated as of November 1, 1998 with respect to our senior debt securities, will also be trustee under the Subordinated Debt Indenture to be entered into with respect to our subordinated debt securities. In the event that the Trustee’s position as trustee under the Senior Debt Indenture and the Subordinated Debt Indenture creates a conflict for the Trustee, under certain circumstances, the Trustee will resign as trustee under either the Senior Debt Indenture or the Subordinated Debt Indenture.

     US Bank National Association is trustee under various indentures relating to our subsidiaries and affiliates. Our subsidiaries, our affiliates and we maintain other normal banking relationships, including credit facilities and lines of credit, with US Bank National Association.

DESCRIPTION OF THE CAPITAL STOCK

     The following description summarizes the material terms of our capital stock. Because this section is a summary, it does not describe every aspect of our capital stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended (the “Charter”), and By-Laws, as amended. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital

     Our authorized capital stock consists of 1,000,000,000 shares of common stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

     General. As of October 31, 2011, 505,904,850 shares of our common stock were issued and outstanding. The outstanding shares of our common stock are, and any shares of common stock offered by a future prospectus supplement when issued and paid for will be, fully paid and non-assessable.

     Dividend Rights. Holders of our common stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

     Voting Rights. Holders of our common stock are entitled to one vote for each share held by them on all matters presented to shareholders.

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     Liquidation Rights. After satisfaction of our creditors and the preferential liquidation rights of any preferred stock, the holders of our common stock are entitled to share, ratably, in the distribution of all remaining net assets.

     Redemption Rights. The shares of our common stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agents and Registrars

     The transfer agent and registrar for our common stock is The Bank of New York Mellon.

Preferred Stock

     Our board of directors is authorized, without further shareholder action, to divide the preferred stock into one or more classes or series and to determine the designations, preferences, limitations and special rights of any class or series including, but not limited to, the following:

  the rate (or manner of calculation of the rate) of dividends, if any, payable and whether such dividends are payable on a cumulative basis, and the frequency of any such payments;
  the rights, if any, of the holders of shares of the series upon our voluntary or involuntary liquidation, dissolution or winding-up;
  the terms and conditions upon which shares may be converted into shares of other series or other capital stock, if issued with the privilege of conversion;
  the price at and the terms and conditions upon which shares may be redeemed; and
  the voting rights, if any.

     No shares of preferred stock have been issued.

DESCRIPTION OF THE STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS

     We may issue stock purchase contracts representing contracts obligating holders to purchase from us, and us to sell to the holders, a specified number of shares of our common stock (or a range of numbers of shares pursuant to a predetermined formula) at a future date or dates. The price per share of our common stock and number of shares of our common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts.

     The stock purchase contracts may be issued separately or as a part of units, known as stock purchase units, consisting of a stock purchase contract and our debt securities or debt obligations of third parties (including United States Treasury securities), that would secure the holders’ obligations to purchase our common stock under the stock purchase contracts. The stock purchase contracts may require us to make periodic payments to the holders of the stock purchase units or vice-versa. These payments may be unsecured or prefunded on some basis.

     The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units and, if applicable, debt securities and will contain a discussion of the material United States federal income tax considerations applicable to the stock purchase contracts and stock purchase units. The description in the applicable prospectus supplement will not contain all of the information you may find useful, and reference will be made to the stock purchase contracts, and, if applicable, the debt securities securing the holders’ obligations thereunder and the related collateral or depositary arrangements relating to the stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

     We may sell the securities directly to purchasers or indirectly through underwriters, dealers or agents. The names of any such underwriters, dealers or agents will be set forth in the relevant prospectus supplement. We will also set forth in the relevant prospectus supplement:

  the terms of the offering of the securities;
  the proceeds we will receive from the offering;
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  any underwriting discounts and other items constituting underwriters’ compensation;
  any initial public offering price;
  any discounts or concessions allowed or reallowed or paid to dealers; and
  any securities exchanges on which we may list the securities.

     We may distribute the securities from time to time in one or more transactions at:

  a fixed price;
  prices that may be changed;
  market prices at the time of sale;
  prices related to prevailing market prices; or
  negotiated prices.

     We will describe the method of distribution in the relevant prospectus supplement.

     If we use underwriters with respect to an offering of the securities, we will set forth in the relevant prospectus supplement:

  the name of the managing underwriter, if any;
  the names of any other underwriters; and
  the terms of the transaction, including any underwriting discounts and other items constituting compensation of the underwriters and dealers, if any.

     The underwriters will acquire any securities for their own accounts and they may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price and at varying prices determined at the time of sale.

     Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We anticipate that any underwriting agreement pertaining to any securities will:

  entitle the underwriters to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters may be required to make related to any such civil liability;
  subject the obligations of the underwriters to certain conditions precedent; and
  obligate the underwriters to purchase all securities offered in a particular offering if any such securities are purchased.

     If we use a dealer in an offering of the securities, we will sell such securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by such dealer at the time of resale. We will set forth the name of the dealer and the terms of the transaction in the prospectus supplement.

     If we use an agent in an offering of the securities, we will name the agent and describe the terms of the agency in the relevant prospectus supplement. Unless we indicate otherwise in the prospectus supplement, we will require an agent to act on a best efforts basis for the period of its appointment.

     We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement.

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     Dealers and agents named in a prospectus supplement may be considered underwriters of the securities described in the prospectus supplement under the Securities Act. We may indemnify them against certain civil liabilities under the Securities Act.

     If underwriters are used in the sale, to facilitate the offering of securities, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of such securities. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in such securities for their own accounts. In addition, to cover over-allotments or to stabilize the price of such securities, the underwriters may bid for, and purchase, such securities in the open market. Finally, in any offering of securities through a syndicate of underwriters, the underwriting syndicate may reclaim selling concessions allowed to an underwriter or a dealer for distributing such securities in the offering, if the syndicate repurchases previously distributed securities in transactions to cover syndicate short positions, in stabilization transactions or otherwise. Any of these activities may stabilize or maintain the market price of such securities above independent market levels. The underwriters are not required to engage in these activities, and may end any of these activities at any time.

     In the ordinary course of business, we may engage in transactions with underwriters, dealers, agents and their affiliates and they may perform services for us.

     We may solicit offers to purchase the securities and make sales directly to institutional investors or others who may be considered underwriters under the Securities Act with respect to such sales. We will describe the terms of any such offer in the relevant prospectus supplement. We may also sell the securities through competitive bidding procedures described in the relevant prospectus supplement.

     If we authorize underwriters or other agents to solicit offers to purchase the securities from institutional investors pursuant to contracts providing for payment and delivery at a future date, we will indicate that we are doing so in the relevant prospectus supplement.

     Each series of securities will be a new issue and, except for the common stock, which is listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of new securities on an exchange, or in the case of the common stock, on any additional exchange, but unless we advise you differently in the prospectus supplement, we have no obligation to cause any securities to be so listed. Any underwriters that purchase securities for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We make no assurance as to the liquidity of, or the development or maintenance of, any trading markets for any securities.

     We will estimate our expenses associated with any offering of the securities in the relevant prospectus supplement.

LEGAL MATTERS

     The validity of the securities, including the binding nature of debt securities, to be issued by us will be passed upon for us by James T. Foran, Esquire, our Associate General Counsel, and for any underwriters, dealers or agents by Sidley Austin LLP, New York, New York, who may rely on the opinion of Mr. Foran as to matters of New Jersey law. Mr. Foran is an officer but not a Director, of ours and Services and owns shares of our common stock. Sidley Austin LLP has from time to time represented and continues to represent us and our affiliates in connection with certain unrelated legal matters.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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Prospectus

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

2,513,578 shares of Common Stock without Par Value

Enterprise DirectSM Plan
(Dividend Reinvestment and Stock Purchase Plan)

     We hereby offer participation in the Enterprise Direct Plan (“Enterprise Direct” or “Plan”). Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors in our common stock, without par value (“Common Stock”).

Under Enterprise Direct:

  Shareholders who own shares of Common Stock or any series of preferred stock (“Preferred Stock)” of our subsidiary, Public Service Electric and Gas Company (“PSE&G”), directly in their name may enroll.
  Non-shareholders may enroll in the Plan by making an initial investment (“Initial Investment”) of at least $250. The maximum Initial Investment is $10,000. An enrollment fee (“Enrollment Fee”) will be deducted from the Initial Investment.
  All or a portion of dividends from Common Stock or Preferred Stock may automatically be reinvested in additional shares of Common Stock.
  Once enrolled, Participants may make additional investments (“Voluntary Contributions”) of $50 or more. The maximum Voluntary Contribution for any single investment date will be $10,000. The maximum annual investment (including the Initial Investment and Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) is $125,000.
  Shareholders who hold Common Stock certificates may deposit them with the Administrator for safekeeping, whether or not they reinvest their dividends.
  No trading fees will be charged for purchases or reinvestments through the Plan. Participants will be required to pay certain fees in connection with the Plan. See “Service Fees”.
  Any shareholders enrolled or deemed to be enrolled (“Participants”) may sell shares of Common Stock credited to their accounts through Enterprise Direct. Trading fees, related service charges and any applicable taxes will be deducted from the proceeds of such sales.
  Participants may have any non-reinvested dividends on shares of Common Stock held in their Enterprise Direct accounts paid by electronic deposit.

     Shares of Common Stock will be purchased under the Plan, at our option, from newly issued shares, shares held in our treasury or shares purchased on the open market by a broker-dealer registered under the Securities Exchange Act of 1934 (“Exchange Act”) who may be affiliated with the Plan’s Administrator, which is acting as an “agent independent” of us and our affiliates, as that term is defined in rules and regulations under the Exchange Act (“Independent Agent”). However, Common Stock purchased with the Initial Investment by a non-shareholder will be acquired in the open market. All sales of Common Stock under the Plan will be made by an Independent Agent.

     The Common Stock is listed on the New York Stock Exchange under the ticker symbol “PEG.” The closing price of the Common Stock on November 18, 2011 was $32.69.

     We have appointed The Bank of New York Mellon (“BNY”) as the Administrator of the Plan.

     Investing in the Common Stock involves risks. You should carefully consider the information in the section entitled “Risk Factors” on page 4 of this prospectus, as well as the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the Securities and Exchange Commission and incorporated by reference into this prospectus before you invest in the Common Stock.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is November 23, 2011.

ABOUT THIS PROSPECTUS

     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this shelf process, we may, from time to time, sell the securities described in this prospectus or combinations thereof in one or more offerings. You should read both this prospectus together with additional information described under “Where You Can Find More Information.”

     In this prospectus, unless the context indicates otherwise, the words and terms “PSEG,” “we,” “our,” “ours” and “us” refer to Public Service Enterprise Group Incorporated and its consolidated subsidiaries.

     We believe that we have included or incorporated by reference all information material to investors in this prospectus, but certain details that may be important for specific investment purposes have not been included. For more detailed information about the securities, you should also review the exhibits to the registration statement, which were either filed with the registration statement or incorporated by reference to other SEC filings.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and current reports and other information with the SEC. Our filings are available to the public over the Internet on the SEC’s web site at http://www.sec.gov, as well as on our web site at http://www.pseg.com. None of the information contained at any time on our web site is incorporated by reference into this prospectus You may read and copy any material on file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room.

     You may also inspect these documents at the New York Stock Exchange, Inc. (“New York Stock Exchange”), where certain of our securities are listed.

     The SEC allows us to “incorporate by reference” documents that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference or deemed incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will be deemed to automatically update and supersede this incorporated information. We incorporate by reference the documents listed below that have been filed with the SEC.

  Our Annual Report on Form 10-K for the year ended December 31, 2010.
  Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011.
  Information in our Definitive Proxy Statement on Schedule 14A filed on March 11, 2011 that is incorporated by reference into our Annual Report on Form 10-K.
  Our Current Reports on Form 8-K filed on April 21, 2011 and July 22, 2011.
  The description of Common Stock in our registration statement filed pursuant to Section 12 of the Exchange Act, and any amendment or report filed for the purpose of amending such description.

     We also incorporate by reference any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of this offering of Common Stock, except for current reports on Form 8-K containing only disclosure furnished under Item 2.02 or 7.01 of Form 8-K, unless otherwise specifically stated in the Form 8-K.

     You can get a free copy of any of the documents incorporated by reference in this prospectus by making an oral or written request directed to:

Vice President, Investor Relations
PSEG Services Corporation
80 Park Plaza, 6th Floor
Newark, NJ 07102
Telephone (973) 430-6565

     You should rely only on the information contained or incorporated by reference or deemed to be incorporated by reference in this prospectus or in any prospectus supplement or documents to which we otherwise refer you. We have not authorized anyone else to provide you with different or additional information. You should not rely on any other information or representations. Our business, prospects, financial conditions and results of operations may change after this prospectus and the prospectus supplement are distributed to you. You should not assume that the information in this prospectus and any prospectus supplement is accurate as of any date other than the dates on the front of those documents. You should read all information supplementing this prospectus.

THIS PROSPECTUS CONTAINS THE TEXT OF ENTERPRISE DIRECT IN ITS ENTIRETY AND, THEREFORE, SHOULD BE RETAINED BY PARTICIPANTS FOR FUTURE REFERENCE.

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FORWARD-LOOKING STATEMENTS

     This prospectus and any prospectus supplement, including the documents incorporated by reference or deemed to be incorporated by reference, include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this prospectus and any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our future performance, future capital expenditures and growth, revenues, earnings, business strategy, market and industry developments and prospects, are forward-looking statements. When used in this prospectus, any prospectus supplement or in documents incorporated by reference or deemed to be incorporated by reference, the words “will,” “anticipate,” “intend,” “estimate,” “believe,” “expect,” “plan,” “should,” “hypothetical,” “potential,” “forecast,” “project,” and variations of such words and similar expressions are intended to identify forward-looking statements. These statements are based on assumptions and analyses made by us in light of our experience and our perception of historical trends, current conditions and expected future developments as well as other factors we believe are appropriate under the circumstances. However, actual results and developments may differ materially from our expectations and predictions due to a number of risks and uncertainties, many of which are beyond our control. Certain factors that could cause actual results to differ materially from those contemplated in any forward-looking statements are discussed in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of our most recently filed Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and in the notes to our financial statements and other information filed with the SEC. These factors include, but are not limited to:

  adverse changes in energy industry law, policies and regulation, including market structures and a potential shift away from competitive markets toward subsidized market mechanisms, transmission planning and cost allocation rules, including rules regarding how transmission is planned and who is permitted to build transmission in the future, and reliability standards, any inability of our transmission and distribution businesses to obtain adequate and timely rate relief and regulatory approvals from federal and state regulators, changes in federal and state environmental regulations that could increase our costs or limit our operations, changes in nuclear regulation and/or general developments in the nuclear power industry, including various impacts from any accidents or incidents experienced at our facilities or by others in the industry, that could limit operations of our nuclear generating units, actions or activities at one of our nuclear units located on a multi-unit site that might adversely affect our ability to continue to operate that unit or other units located at the same site, any inability to balance our energy obligations, available supply and trading risks, any deterioration in our credit quality or the credit quality of our counterparties, availability of capital and credit on commercially reasonable terms and conditions and our ability to meet cash needs, any inability to realize anticipated tax benefits or retain tax credits, changes in the cost of, or interruption in the supply of, fuel and other commodities necessary to the operation of our generating units, delays in receipt of necessary permits and approvals for our construction and development activities, delays or unforeseen cost escalations in our construction and development activities, adverse changes in the demand for or price of the capacity and energy that we sell into wholesale electricity markets, increase in competition in energy markets in which we compete, challenges associated with recruitment and/or retention of a qualified workforce, adverse performance of our decommissioning and defined benefit plan trust fund investments and changes in discount rates and funding requirements, and changes in technology and customer usage patterns.

     Additional information concerning these factors is set forth or referred to under “Risk Factors.”

     All of the forward-looking statements made in this prospectus and any prospectus supplement or in the documents incorporated by reference or deemed to be incorporated by reference are qualified by these cautionary statements and we cannot assure you that the results or developments anticipated by us will be realized or, even if realized, will have the expected consequences to, or effects on, us or our business, prospects, financial condition or results of operations. You should not place undue reliance on these forward-looking statements in making your investment decision to purchase the Common Stock. Except as may be required by federal securities laws, we expressly disclaim any obligation or undertaking to release publicly any

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updates or revisions to these forward-looking statements to reflect events or circumstances that occur or arise or are anticipated to occur or arise after the date hereof. In making an investment decision regarding the Common Stock, we are not making, and you should not infer, any representation about the likely existence of any particular future set of facts or circumstances.

     The forward-looking statements contained in this prospectus, any prospectus supplement and the documents incorporated by reference or deemed to be incorporated by reference herein or therein are intended to qualify for the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act.

PUBLIC SERVICE ENTERPRISE GROUP INCORPORATED

     We are an energy company with a diversified business mix. Our operations are located primarily in the Northeastern and Mid Atlantic United States. Our business approach focuses on operational excellence, financial strength and disciplined investment. As a holding company, our profitability depends on our subsidiaries’ operating results, We have four direct, wholly-owned subsidiaries:

  PSEG Power LLC (“Power”), which is a multi-regional independent electric generation and wholesale energy marketing and trading company;
  PSE&G, which is an operating public utility company engaged principally in the transmission and distribution of electric energy and gas service in New Jersey;
  PSEG Energy Holdings L.L.C. (“Energy Holdings”), which earns revenues from managing lease investments and the operation of its generation projects. It is also pursuing solar and other renewable energy projects; and
  PSEG Services Corporation (“Services”), which provides corporate support and managerial and administrative services to us and our subsidiaries.

     We are a New Jersey corporation with our principal offices located at 80 Park Plaza, Newark, New Jersey 07101. Our telephone number is (973) 430-7000.

RISK FACTORS

     In addition to the risk factors contained in our most recently filed Annual Report on Form 10-K and our other periodic reports filed with the SEC and incorporated by reference into this prospectus, as well as those risk factors that may be included in the applicable prospectus supplement and other information contained in the documents incorporated by reference or elsewhere in this prospectus, prospective investors should carefully consider the risks described below before making a decision to purchase the securities. Such factors could affect actual results and cause our results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us. Some or all of these factors may apply to us and our subsidiaries. See “Forward-Looking Statements.”

Because We Are a Holding Company, Our Ability to Service Our Debt Could be Limited

     We are a holding company with no material assets other than the stock or membership interests of our subsidiaries and project affiliates. Accordingly, all of our operations are conducted by our subsidiaries and project affiliates which are separate and distinct legal entities that have no obligation, contingent or otherwise, to pay any amounts when due on our debt or to make any funds available to us to pay such amounts and satisfy our other corporate funding needs, including payment of dividends on our capital stock. As a result, our debt will effectively be subordinated to all existing and future preferred equity and liabilities of our subsidiaries and project affiliates, including holders of their debt, trade creditors, secured creditors, taxing authorities and guarantee holders, and our rights and hence the rights of our creditors to participate in any distribution of assets of any subsidiary or project affiliate upon its liquidation or reorganization or otherwise would be subject to the prior claims of that subsidiary’s or project affiliate’s creditors and preferred equity holders, except to the extent that our claims as a creditor of such subsidiary or project affiliate may be recognized.

     We depend on our subsidiaries’ and project affiliates’ cash flows and our access to capital in order to service our indebtedness and satisfy our other corporate funding needs, including payment of dividends on our capital stock. The debt agreements of subsidiaries and project affiliates generally restrict their ability to pay dividends, make cash distributions or otherwise transfer funds to us. These restrictions may include achieving and maintaining financial performance or debt coverage ratios, absence of events of default, or priority in payment of other current or prospective obligations. As a result, we can give no assurances that our subsidiaries and project affiliates will be able to transfer funds to us to meet all of our needs.

     Our subsidiaries have financed some investments using non-recourse project level financing. Each non-recourse project level financing is structured to be repaid out of cash flows provided by the investment. In the event of a default under a financing agreement which is not cured, the lenders would generally have rights to the related assets. In the event of foreclosure after a default, our subsidiary may lose its equity in the asset or may not be entitled to any cash that the asset may generate. Although a default under a project financing agreement is not expected to cause a default with respect to our debt, other debt of the applicable subsidiary, if any, or debt of our other subsidiaries, it may materially affect our ability to service our outstanding indebtedness and satisfy our other corporate funding needs, including payment of dividends on our capital stock.

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     We can give no assurances that our current and future capital structure, operating performance or financial condition will permit us to access the capital markets or to obtain other financing at the times, in the amounts and on the terms necessary or advisable for us to successfully carry out our business strategy and to service our indebtedness and satisfy our other corporate funding needs, including payment of dividends on our capital stock.

DESCRIPTION OF THE COMMON STOCK

     The following description summarizes the material terms of our Common Stock. Because this section is a summary, it does not describe every aspect of our Common Stock. For additional information, you should refer to the applicable provisions of the New Jersey Business Corporation Act and our Certificate of Incorporation, as amended, (the “Charter”) and By-Laws, as amended. Our Charter and By-Laws are exhibits to the registration statement of which this prospectus is a part.

Authorized Capital Stock

     Our authorized capital stock consists of 1,000,000,000 shares of Common Stock, without par value, and 50,000,000 shares of preferred stock, without par value.

Common Stock

     General. As of October 31, 2011, 505,904,850 shares of our Common Stock were issued and outstanding. The outstanding shares of our Common Stock are, and any shares of Common Stock offered hereby when issued and paid for will be, fully paid and non-assessable.

     Dividend Rights. Holders of our Common Stock are entitled to such dividends as may be declared from time to time by our board of directors from legally available funds after payment of all amounts owed on any preferred stock that may be outstanding.

     Voting Rights. Holders of our Common Stock are entitled to one vote for each share held by them on all matters presented to shareholders.

     Liquidation Rights. After satisfaction of our creditors and the preferential liquidation rights of any preferred stock, the holders of our Common Stock are entitled to share, ratably, in the distribution of all remaining net assets.

     Redemption Rights. The shares of our Common Stock are not subject to redemption or to any further calls or assessments and are not entitled to the benefit of any sinking fund provisions.

Transfer Agent and Registrar

     The transfer agent and registrar for our Common Stock is The Bank of New York Mellon.

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THE ENTERPRISE DIRECT PLAN

The following constitutes the full text of Enterprise Direct:

Purpose

     Enterprise Direct is a direct stock purchase plan designed to promote long-term ownership among investors in our Common Stock. Participants may purchase shares of Common Stock and reinvest all or a portion of the dividends paid on Common Stock and/or Preferred Stock in shares of Common Stock, without the payment of any trading fees. To the extent, if any, that such shares are purchased directly from us, the Plan will provide us with additional equity capital.

Administration

     Enterprise Direct is administered by the individual (who may be our employee or an employee of any of our subsidiaries), bank, trust company or other entity (including us or any of our subsidiaries) appointed from time to time by us to act as administrator of the Plan (the “Administrator”).

     The Administrator is responsible for administering the Plan, receiving all cash investments made by Participants, forwarding funds to be used to purchase Common Stock in the open market and sales instructions to the Independent Agent, holding shares of stock acquired under the Plan, maintaining records, sending statements of account to Participants and performing other duties related to the Plan. Under certain circumstances, the Administrator may be an Independent Agent.

     We have appointed The Bank of New York Mellon as the Administrator of Enterprise Direct.

Inquiries

     Participants may contact the Administrator at the following:

     By Writing To:

The Bank of New York Mellon
Investment Services Department/PSEG
P.O. Box 358035
Pittsburgh, PA 15252-8035

     By Telephone, Toll Free:

1-800-242-0813 between 8:00 a.m. and 8:00 p.m. Monday through Friday, Eastern Time;

     – International Calls:

1-201-680-6685

     – For the hearing impaired (TDD):

1-800-231-5469

     By Website:

www.bnymellon.com/shareowner

     To obtain information and perform certain transactions on your account online, including investments via electronic funds transfer (“EFT”), share withdrawals and sale of shares, you may use the Administrator’s website at: www.bnymellon.com/shareowner/isd.

     New investors establish a Personal Identification Number (“PIN”) when setting up their account. For existing shareholders to gain access, use the 12-digit Investor Identification Number (“IID”) which can be found in a bolded box on your check stub, statement or advice to establish your PIN. In order to access your account online, you will be required to complete an account activation process. This one-time authentication process will be used to validate your identity in addition to your 12-digit IID and self-assigned PIN.

     For optional cash investments, sales, transfers, deposits or withdrawals, mail the tear-off portion of your transaction advice or account statement to:

The Bank of New York Mellon
Investment Services Department/PSEG
P.O. Box 358035
Pittsburgh, PA 15252-8035

     For certificate deposits, mail the tear-off portion of your transaction advice or account statement along with your certificates to:

BNY Mellon Shareowner Services
480 Washington Boulevard
Jersey City, NJ 07310

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Eligibility

     Any person or entity is eligible to participate in Enterprise Direct provided that (i) such person or entity fulfills the requirements described below under “Enrollment Procedures” and (ii) in the case of foreign investors, participation is limited to shareholders whose participation would not violate local laws and regulations or subject the Plan, the Administrator or us to taxation by or in such jurisdictions.

     Regulations in certain countries may limit or prohibit participation in this type of plan. Therefore, persons residing outside the U.S. who wish to participate in Enterprise Direct should first determine whether they are subject to any governmental regulations prohibiting their participation. Enterprise Direct is not offered to any person in any country where such participation is prohibited or where registration of us, the Administrator or the Common Stock would be required as a condition of such person’s participation.

Enrollment Procedures

     Requests for copies of an enrollment form (the “Enrollment Form”) and this prospectus should be made to the Administrator at the addresses and telephone numbers listed in “Inquiries,” above.

     Shareholders

     Shareholders who hold shares of Common Stock or shares of any series of Preferred Stock directly in their name may join Enterprise Direct by logging into their account on-line, by telephone or by completing the Enrollment Form. See “Methods of Investment.”

     Non-Shareholders

     Investors may join Enterprise Direct by enrolling on-line or by returning a completed Enrollment Form to the Administrator. To enroll, investors must make an Initial Investment of at least $250. The maximum Initial Investment is $10,000. See “Methods of Investment,” Non-shareholders will pay a one-time enrollment fee. See “Service Fees.” Common Stock purchased with the Initial Investment by a non-shareholder will be purchased in the open market. See “Purchases of Common Stock.”

     “Street Name” Holders/Transfer of Shares From a Broker

     Beneficial owners whose shares are registered in the name of a bank, a broker, a trustee or other agent may transfer these shares to an Enterprise Direct account by instructing their agent to register these shares directly in their name. Upon such registration, the shareholder may enroll in Enterprise Direct on-line or by returning a completed Enrollment Form to the Administrator.

Methods of Investment

     A Participant’s total investment cannot exceed $125,000 per calendar year or $10,000 per Voluntary Contribution and must be made in U.S. dollars. For the purpose of applying the annual limit, all investments during any calendar year (including the Initial Investment and all Voluntary Contributions, but excluding reinvested dividends and shares deposited with Enterprise Direct for safekeeping only) are aggregated. No interest will be paid on amounts held by the Administrator pending investment.

     Direct Investment

     Participants may make investments in Common Stock through Enterprise Direct of at least $250 for an Initial Investment and at least $50 per investment for any Voluntary Contributions (each, a “Direct Investment”) by mailing a new Enrollment Form together with a check as directed on the form. The check must be in U.S. dollars and drawn on a U.S. bank. Do not send cash. Money orders will not be accepted. Funds received by the Administrator at least two business days prior to an Investment Date (as defined in “Investment Dates,” below) will be invested on such Investment Date. Funds received less than two business days prior to an Investment Date will be invested on the following Investment Date. Any individual or entity may make Direct Investments on behalf of any Participant or eligible investor as a gift or award.

     A Direct Investment received by the Administrator and not yet used to purchase Common Stock through the Plan will be returned to the Participant as soon as practicable if a written request is received by the Administrator at least five business days prior to the applicable Investment Date. However, no refund of a check will be made until the check has cleared. Accordingly, such refunds may be delayed up to three weeks. No interest will be paid on a Direct Investment that is refunded to the Participant.

     Automatic Investments

     Participants may make Voluntary Contributions through electronic withdrawals of at least $50 from a predesignated account with a U.S. Financial institution (“Automatic Investments”). To initiate Automatic Investments, Participants may enroll on-line or complete and return the Automatic Investment section of the Enrollment Form. Automatic Investments will be initiated as promptly as practicable. Once initiated, funds will be drawn on the 25th day of each month, or if such date is not a business day, the deduction will be made on the preceding business day.

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     Dividends

     Participants may elect to acquire Common Stock through the Plan by reinvesting all or a portion of dividends paid on Common Stock or Preferred Stock registered in their names by completing an Enrollment Form. Participants electing partial reinvestment of dividends must designate the specific number of shares and series of securities (i.e., Common Stock and/or the one or more series of Preferred Stock) on which dividends will be paid in cash or reinvested. Once a Participant elects reinvestment, dividends paid on the specific securities so designated will be reinvested in shares of Common Stock until a different Enrollment Form is received. An Enrollment Form must be received by the Administrator no later than the first business day of a month in which a dividend is to be paid to be effective with respect to that dividend. The amount reinvested will be reduced by any amount which is required to be withheld under applicable tax law or other statutes. See “Income Tax Information.”

     If a Participant does not elect to reinvest dividends, or elects partial reinvestment, that portion of the dividends not being reinvested will be sent to the Participant by check or, if the Participant has elected, by electronic direct deposit. See “Direct Deposit of Dividends Not Reinvested.” The amount of any such dividends paid will be reduced by any amount which is required to be withheld under applicable tax law or other statutes. See “Income Tax Information.”

Investment Dates

     Enterprise Direct’s “Investment Dates” are as follows:

     (a) For Direct Investments, (i) the 15th day of each calendar month and the last calendar day of the month, or, if such day is not a day on which the financial markets in New York City are open for business, the immediately preceding day on which they are open. No interest will be paid on amounts held by the Administrator pending investment.

     (b) For Automatic Investments, the last calendar day of each month, or, if such day is not a day on which the financial markets in New York City are open for business, the immediately preceding day on which they are open.

     (c) For dividends paid on Common Stock or Preferred Stock which are designated for investment through Enterprise Direct, on each respective dividend payment date.

Purchases of Common Stock

     Common Stock will be purchased by the Independent Agent in the open market or directly from us, at our sole discretion. However, Common Stock purchased with Initial Investment funds for non-shareholders will be acquired only in the open market. Shares purchased from us may be either newly issued shares or shares held in our treasury.

     We may not change our determination regarding the source of the shares (i.e., from us or in the open market) more than once in any 3-month period. At any time that shares of Common Stock are purchased in the open market for Participants, we will not exercise our right to change the source of purchases of Common Stock absent a determination by our board of directors or the finance committee of our board of directors that we have a need to increase equity capital or there is another compelling reason for such change.

     Open market purchases by the Independent Agent may be made on any stock exchange in the United States where the Common Stock is traded, in the over-the-counter market, from Participants who are selling through the Plan or by negotiated transactions on such terms as the Independent Agent, in its sole discretion, may reasonably determine at the time of purchase. Any shares purchased by the Independent Agent from us will be made in accordance with applicable requirements. None of us, the Administrator (unless the Administrator is also the Independent Agent) nor any Participant shall have any authority or power to direct the time or price at which shares of Common Stock may be purchased. We will pay all trading fees, related service charges and any applicable taxes incurred by the Independent Agent in connection with the purchase of shares of Common Stock in the open market. For information concerning the potential income tax consequences to the Participant of open market purchases see “Income Tax Information.”

     For shares purchased in the open market, the Independent Agent may, at its sole discretion, purchase such shares at any time beginning on the Investment Date and ending on the business day before the next Investment Date. The number of shares (including any fraction of a share) of Common Stock credited to the account of a Participant for a particular Investment Date will be determined by dividing the total amount of dividends, Direct Investments and/or Automatic Investments to be invested for such Participant on such Investment Date by the weighted average price per share of such purchases made for all Participants for such Investment Date.

     Purchases of shares of Common Stock from us, whether newly issued or treasury shares, will be made on the relevant Investment Date at the average of the high and low sales prices of the Common Stock reported on the New York Stock Exchange Composite Tape as published for the Investment Date. No trading fees will be incurred on shares acquired directly from us.

     Under Enterprise Direct, a Participant does not have the ability to order the purchase of a specific number of shares, the purchase of shares at a specified price or a particular date of purchase, as may be done with purchases through a broker.

8

     The Independent Agent may commingle each Participant’s funds with those of other Participants for the purpose of executing purchase and sale transactions.

Sales of Common Stock

     A Participant may sell any or all full shares of Common Stock in the Participant’s account without terminating participation in Enterprise Direct by delivering a request acceptable to the Administrator. See “Administration.” Any remaining full shares and fraction of a share will remain in the Participant’s account. Under Enterprise Direct, a Participant does not have the ability to sell shares at a specific price or on a particular date, as may be done with sales through a broker.

     A request to have the check for the proceeds of the sale of Plan shares issued in a name other than the account name of record will be honored only after the requirements for the transfer of stock have been met. See “Gift/Transfer of Shares.”

HOW CAN I SELL MY SHARES?

     You may instruct the Administrator to sell some or all shares held in your Plan account by one of the following methods:

Sale Orders via IVR System

     You may instruct the Administrator to sell some or all of your Plan shares by placing a sale order via the Interactive Voice Response (“IVR”) system. To place a sale order, contact the Administrator, toll-free, at 1-800-242-0813. Simply select the menu option for sales and follow the instructions provided. For security purposes, you will be asked to enter your IID (see page 6 “Inquiries”).

Sale Orders via Internet

     You may instruct the Administrator to sell some or all of your Plan shares by placing a sale order via the Internet. To place a sale order, visit the Administrator’s website at www.bnymellon.com/shareowner/isd (see page 6 “Inquiries”).

Sale Orders via Mail

     You may instruct the Administrator to sell some or all of your Plan shares by completing and signing the tear-off portion of your account statement and mailing the instructions to the Administrator. If there is more than one name or owner on the Plan account, all Participants must sign the tear-off portion of the account statement.

HOW ARE SHARES SOLD?

     As with purchases, the Administrator aggregates all requests to sell shares and then sells the total shares on the open market. Sales are made through an Independent Agent who will receive trading fees. Normally, the shares will be sold on the New York Stock Exchange, where our Common Stock trades.

     Sales are made at least once a week. Depending on the number of shares being sold and current trading volume in the shares, sales may be executed in multiple transactions and may be traded on more than one day. The fee in connection with the sale of shares is $10.00 plus trading fees. The selling price will not be known until the sale is complete. The price per share sold will reflect the per share fee, and will always be the average weighted price for all shares sold for the Plan on the trade date or dates less the per share transaction fee.

     A check for the proceeds of the sale of shares, less applicable taxes and transaction fees, will normally be mailed to you by first class mail within two (2) business days after the final trade settlement date.

     Sales will be made by the Independent Agent as soon as practicable after receipt of such request by the Administrator. Subject to applicable regulations, the Independent Agent shall have sole discretion as to all matters relating to such sales, including determining the number of shares, if any, to be sold on any day or at any time of that day, the prices received for such shares, the markets on which such sales are made and the person (including other brokers and dealers) from or through whom such sales are made. The proceeds from the sale, less any fees charged by us and trading fees, related service charges and any applicable taxes paid by the Independent Agent, will be remitted to the Participant by the Administrator. A service fee will be charged for such sales. See “Service Fees.”

     A request to sell shares of Common Stock in a Participant’s account is irrevocable when made. The price received by the Independent Agent for the account of the Participant will necessarily be dependent on market conditions in effect at the time of the sale. The market price of shares of Common Stock may fluctuate up or down between the time the Participant requests such sale and the time such shares are actually sold by the Independent Agent. No liability for any such change in market price in connection with any such sale is or has been assumed by us, the Administrator or the Independent Agent.

9

Changing Plan Options

     Participants may change their Enterprise Direct options at any time on-line, by telephone or by delivering a new Enrollment Form or other instructions to that effect to the Administrator. Any such instructions must be received by the Administrator no later than the first business day of a month in which a dividend is to be paid to be effective for that dividend. In addition, for changes involving Automatic Investments, an Enrollment Form indicating such change must be received by the Administrator no later than ten business days prior to the Investment Date upon which the change is to become effective.

Withdrawal from Enterprise Direct

     Participants may withdraw from Enterprise Direct by giving notice to the Administrator. Upon withdrawal, the Administrator will maintain all shares of Common Stock held in the Participant’s account in book-entry form, unless the Participant requests that the Administrator either (i) send a certificate for the number of whole shares held in the Enterprise Direct account and a check for the value of any fractional shares (based on 100% of the then current market price of the Common Stock at the time such shares are sold, less applicable fees, related service charges and any applicable taxes); or (ii) sell all shares in the Enterprise Direct account as described under “Sales of Common Stock.” Thereafter, dividends will be paid in cash unless the shareholder rejoins Enterprise Direct.

     Certificates will be issued upon withdrawal in the name or names in which the account is maintained, unless otherwise instructed. See “Gift/Transfer of Shares.” No certificates will be issued for a fractional share.

     All notices of withdrawal will be processed by the Administrator and any uninvested funds will be returned to the withdrawing Participant as soon as practicable, without interest. If a notice of withdrawal is received on or after an ex-dividend date but before the related dividend payment date, the withdrawal will be processed as described above and a separate dividend check will be mailed to the Participant as soon as practicable following the dividend payment date.

Safekeeping

     Both Participants and non-Participants may deposit some or all of their Common Stock certificates with the Administrator for safekeeping. Shares deposited will be credited to the shareholder’s account as maintained by the Administrator. By using Enterprise Direct’s safekeeping service, shareholders no longer bear the risk and cost associated with the loss, theft or destruction of stock certificates. Shareholders using this service who are not Enterprise Direct Participants will receive dividends in cash until they enroll in Enterprise Direct. Shares held in safekeeping may be sold or transferred as described in “Sales of Common Stock” and “Gift/Transfer of Shares.”

     To deposit certificates with Enterprise Direct’s safekeeping service, shareholders should send their certificates by registered and insured mail to the Administrator with written instructions to deposit such shares. The certificates should not be endorsed and the assignment section should not be completed. All certificates deposited for safekeeping will be cancelled and a book-entry account established for the shareholder.

Direct Deposit of Dividends Not Reinvested

     Participants and non-Participants who elect not to reinvest all dividends on shares of Common Stock and Preferred Stock may receive non-reinvested dividends by electronic deposit to their accounts at predesignated U.S. financial institutions on the applicable dividend payment date. To receive direct deposit of funds, Participants and non-Participants must obtain from the Administrator an Enrollment Form and complete, sign and return it to the Administrator. Direct deposit of funds will become effective as promptly as practicable after receipt of a completed Enrollment Form . Changes in designated direct deposit accounts may be made by logging into your account on-line or delivering a new Enrollment Form to the Administrator.

     Dividends on shares of Common Stock and Preferred Stock not designated for reinvestment and not directly deposited will be paid by check on the applicable dividend payment date.

Gift/Transfer of Shares

     Shareholders may transfer the ownership of some or all of their Enterprise Direct shares or shares of Common Stock held in safekeeping by contacting the Administrator and complying with its requirements for the transfer of stock then in effect. See “Inquiries.” Shares may be transferred to new or existing shareholders.

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Service Fees

Enrollment Fee for Non-Shareholders	$10.00
(Deducted from the Initial Investment)

Sales and Termination Fee Per Transaction	$10.00
(Plus trading fees, related service charges and
any applicable taxes incurred by the Independent Agent
in connection with such sale)

Fee for Each Returned Check or Rejected Automatic Investment	$35.00
In the event that a Participant’s optional cash investment check or EFT is returned unpaid for any reason, the Participant will be charged a $35.00 return fee. Further, BNY will immediately remove from the Participant’s account shares that were purchased in anticipation of the collection of such funds plus the return fee. These shares will be sold to recover any uncollected funds and the return fee. If the net proceeds of the sale of such shares are insufficient to recover in full the uncollected amounts plus the return fee, BNY reserves the right to sell such additional shares from any of the
Participant’s accounts maintained by BNY as may be necessary to recover in full the uncollected balance plus the return fee. The sale of such shares may, in some cases, yield an amount greater than that required to recover in full the uncollected balance plus the return fee. If this occurs, only amounts in excess of $1.00 will be remitted to the Participant.

Fee for Account Research	$25.00
(Per hour; one hour minimum)

     We reserve the right at any time to change these fees or to charge Participants (including those who do not reinvest dividends) other fees, including but not limited to administrative, set-up and handling fees. Notices of such future changes or additional fees will be sent to Participants at least 30 days prior to their effective date.

     The Administrator will deduct the applicable fees and any other charges from proceeds due from a sale, funds received for investment or the payment of dividends. Any trading fees paid by us on behalf of a Participant to purchase shares of Common Stock under Enterprise Direct will be reported to the Internal Revenue Service (“IRS”) as income to the Participant. See “Income Tax Information.” At present, we estimate that trading fees will not exceed $0.10 per share. We do not control the amount or the timing of changes to trading fees. Therefore, no notice of increases in trading fees will be provided.

Reports to Participants

     Participants will be provided quarterly statements listing all transactions in the Participant’s account for the calendar year through that quarter at their last known address as shown on the Administrator’s records. In addition, Participants will be provided a monthly confirmation statement for each month in which a Voluntary Contribution is made. Quarterly statements provide cost basis information which is necessary for tax reporting after the sale of Common Stock and should be retained by the Participant.

Stock Splits; Stock Dividends; Rights Offerings

     Only dividends payable in cash may be reinvested under the Plan. In the event dividends are paid in shares of Common Stock, or if shares of Common Stock are distributed in connection with any stock split or similar transaction, each Participant’s account will be adjusted to reflect the receipt of shares of Common Stock so paid or distributed. In the event of a rights offering, rights will be issued and mailed directly to the Participant for the number of whole shares only and rights based on a fraction of a share held in the Participant’s account will be sold and the net proceeds will be applied as a Direct Investment to purchase shares of Common Stock under the Plan on the next Investment Date.

Rights of Participants

     All Common Stock purchased and/or held in a Participant’s account will be held in a nominee name and administered by the Administrator, as custodian. Cash held for a Participant’s account pending investment will be held in a segregated account and will not be commingled with our or the Administrator’s funds (although funds held for Participants will be commingled with funds held for other Participants). Participants will be provided all reports distributed to our shareholders, as well as proxy materials, including a proxy covering all Common Stock held in the Participant’s account, relating to any annual or special meeting of our shareholders at the last address for the Participant shown on the Administrator’s records. Common Stock held in a Participant’s account will be voted as and to the extent specified by the Participant. If a proxy with respect to the Common Stock held in a Participant’s account is not received by the Administrator prior to the fifth day before a shareholder meeting, the Administrator will vote the shares held in the Participant’s account in accordance with the recommendations of our management.

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Responsibility of the Administrator and Us; Indemnification

     Neither we nor the Administrator can assure a profit or protect against a loss on shares purchased under Enterprise Direct. The establishment and maintenance of Enterprise Direct by us does not constitute an assurance with respect to either the value of Common Stock or whether we will continue to pay dividends on Common Stock or at what rate.

     Neither we nor the Administrator will be liable for any losses or liability howsoever incurred by Participants arising from, related to or in connection with the administration of the Plan or the Administrator’s actions or non-actions with respect to the Plan (including by way of example and not by way of limitation any losses or claim of liability arising from (i) the failure to terminate a Participant’s account, sell shares in the Plan or invest optional cash investments or dividends without prior receipt of proper documentation and instructions; (ii) the prices at which shares are purchased or sold for the Participant’s account, the timing of such purchases and sales, and the fluctuation of prices of the shares (a) between the receipt of cash or dividends for investment and such investment, (b) between the receipt of instructions to sell and such sale and (c) after the purchase and sale of shares, and (iii) the transfer of shares from Participant’s account to a broker pursuant to the Profile Program of The Depositary Trust Company) except for such losses and liabilities caused by the Administrator’s negligence or willful misconduct. In no event shall the Administrator be liable for special, consequential or punitive damages or losses due to forces beyond its control (including by way of example and not by way of limitation strikes, work stoppages, acts of war or terrorism, insurrection, revolution, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware services)).

MODIFICATION OR TERMINATION OF ENTERPRISE DIRECT

     We may modify or terminate Enterprise Direct at any time with or without prior notice and, in such event, Participants will be so notified. The Administrator also reserves the right to change any administrative procedures of Enterprise Direct.

Interpretation of Enterprise Direct

     We and the Administrator may, in our absolute discretion, interpret and regulate Enterprise Direct as deemed necessary or desirable in connection with the operation of Enterprise Direct and resolve questions or ambiguities concerning the various provisions of Enterprise Direct.

Governing Law

     Enterprise Direct shall be governed by and construed in accordance with the laws of the State of New Jersey.

Termination of Participation

     If a Participant does not have at least one whole share of Common Stock credited to the Participant’s account under Enterprise Direct, or does not own any Common Stock or Preferred Stock for which dividends are designated for reinvestment pursuant to Enterprise Direct, the Participant’s participation in Enterprise Direct may be terminated by us upon written notice to the Participant. Additionally, we may terminate any Participant’s participation in Enterprise Direct after sending written notice to such Participant at the address appearing on the Administrator’s records. A Participant whose participation has been terminated will receive (i) a certificate for all of the whole shares of Common Stock credited to the Participant’s account in Enterprise Direct, (ii) any dividends and cash investments credited to the Participant’s account and (iii) a check for the cash value of any fraction of a share of Common Stock credited to the Participant’s account. Such fraction of a share shall be valued at the weighted average price per share of the aggregate number of shares sold by the Independent Agent on the day such fraction of a share is sold.

INCOME TAX INFORMATION

     We believe that the following is an accurate summary (as of the date of this prospectus) of the U.S. federal income tax consequences generally applicable to Participants in Enterprise Direct who are taxed on their dividend income.

     For U.S. federal income tax purposes, dividends invested in our Common Stock under Enterprise Direct are taxable to the same extent and in the same manner as the dividends received from us in cash. Therefore, taxable Participants cannot avoid U.S. federal income taxes by participating in Enterprise Direct. Further, trading fees paid by us for open market purchase of shares on a Participant’s behalf are also treated as taxable dividends for this purpose. Annual informational returns sent to the IRS and to Participants, where required, will reflect all dividends declared on their Common Stock, whether or not invested under Enterprise Direct, and any related trading fees.

     A Participant’s income tax basis in shares acquired under Enterprise Direct will equal the price at which the shares are credited to the Participant’s account by the Administrator and will be increased by any trading fees incurred by us in purchasing the shares on the open market.

     This discussion does not address the tax considerations arising under the laws of any foreign, state or local jurisdictions, nor does it address all tax considerations applicable to a Participant’s particular circumstances. Further, certain Participants, such as tax-exempt entities (e.g., pension plans and IRAs) and foreign shareholders, may be exempt from U.S. federal

12

income tax on their dividend income. Accordingly, Participants are urged to discuss participation in Enterprise Direct with their tax advisors before enrolling.

     In the case of Participants in Enterprise Direct whose dividends are subject to U.S. back-up withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld.

     In the case of foreign shareholders whose dividends are subject to U.S. tax withholding, the Administrator will reinvest dividends less the amount of tax required to be withheld. The filing of any documentation required obtaining a reduction in the U.S. withholding tax will be the responsibility of the foreign shareholder.

     Newly enacted legislation may impose withholding taxes on certain types of payments made to “foreign financial institutions,” as specially defined under such rules, and certain other non-U.S. entities. The legislation imposes a 30% withholding tax on dividends on, or gross proceeds from the sale or other disposition of, shares of our Common Stock paid to a foreign financial institution unless the foreign financial institution enters into an agreement with the U.S. Treasury to, among other things, undertake to identify accounts held by certain U.S. persons or U.S.-owned foreign entities, annually report certain information about such accounts, and withhold 30% on payments to account holders whose actions prevent it from complying with these reporting and other requirements. In addition, the legislation imposes a 30% withholding tax on the same types of payments to a foreign non-financial entity unless the entity certifies that it does not have any substantial U.S. owners or furnishes identifying information regarding each substantial U.S. owner. Pursuant to a recently issued IRS notice, these rules generally would apply to payments of dividends made after December 31, 2013 and to gross proceeds from the sale or other disposition of shares of our Common Stock after December 31, 2014. Participants should consult their tax advisors regarding this legislation.

USE OF PROCEEDS

     We will receive proceeds from the purchase of Common Stock pursuant to Enterprise Direct only to the extent that any such purchases are made directly from us and not in open market purchases by the Administrator. Proceeds received by us from such purchases will be used for general corporate purposes.

PLAN OF DISTRIBUTION

     Common Stock offered pursuant to Enterprise Direct will be purchased in the open market or, at our option, directly from us. Participants will be required to pay certain fees in connection with Enterprise Direct. See “Service Fees” for a description of the fees charged by Enterprise Direct. All other costs related to the administration of Enterprise Direct will be paid by us.

LEGAL MATTERS

     The legality of the Common Stock covered hereby has been passed upon for us by James T. Foran, Esq., our Associate General Counsel and General Corporate Counsel of Services. Mr. Foran is an officer but not a Director, of ours and Services and owns shares of Common Stock.

EXPERTS

     The consolidated financial statements and the related consolidated financial statement schedule incorporated in this prospectus by reference from our Annual Report on Form 10-K and the effectiveness of our internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports which are incorporated herein by reference. Such consolidated financial statements and consolidated financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

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     No person has been authorized to give any information or to make any representations other than those contained in this prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in our affairs since the date hereof or that the information herein is correct as of any time subsequent to its date.

Public Service
Enterprise Group
Incorporated

Enterprise DirectSM

(Dividend Reinvestment And
Stock Purchase Plan)

November 23, 2011

Prospectus

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

     The following table sets forth the expenses in connection with the issuance and distribution of the securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates.

SEC registration fee	$	*
Printing		50,000
Legal fees and expenses		250,000
Fees of accountants		120,000
Fees of trustees		50,000
Blue sky fees and expenses		25,000
Rating agency fees		2,125,000
Miscellaneous		50,000
Total		$2,670,000

*	Deferred in accordance with Rules 456(b) and 457(i) under the Securities Act of 1933, as amended, except for the $9,411.00 paid via offset with respect to 2,513,578 shares of Common Stock to be offered pursuant to the dividend reinvestment and stock purchase plan prospectus included in this Registration Statement.

Item 15. Indemnification of Directors and Officers.

     Under Section 14A:3-5 of the New Jersey Business Corporation Act, we:

     (1) have power to indemnify each director and officer (as well as our employees and agents) against expenses and liabilities in connection with any proceeding involving him by reason of his being or having been such director or officer, other than a proceeding by or in our own right, if (a) such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and (b) with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his conduct was unlawful;

     (2) have power to indemnify each director and officer against expenses in connection with any proceeding by or in our own right to procure a judgment in our favor which involves such director or officer by reason of his being or having been such director or officer, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests; however, in such proceeding no indemnification may be provided in respect to any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to us, unless and only to the extent that the court determines that the director or officer is fairly reasonably entitled to indemnity for such expenses as the court shall deem proper;

     (3) must indemnify each director and officer against expenses to the extent that he has been successful on the merits or otherwise in any proceeding referred to in (1) and (2) above or in defense of any claim, issue or matter therein; and

     (4) have power to purchase and maintain insurance on behalf of a director or officer against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a director or officer, whether or not we would have the power to indemnify him against such expenses and liabilities under the statute.

     As used in the statute, expenses means reasonable costs, disbursements and counsel fees; liabilities means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties; and proceeding means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

     Indemnification may be awarded by a court under (1) or (2) as well as under (3) above, notwithstanding a prior determination by us that the director or officer has not met the applicable standard of conduct.

     Indemnification under the statute does not exclude any other rights to which a director or officer may be entitled under a certificate of incorporation, by-law, or otherwise.

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Article 8, Section 1 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

1. Indemnification:

     The corporation shall indemnify to the full extent from time to time permitted by law any person made, or threatened to be made, a party to any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit, or proceeding and any appeal therein (and any inquiry or investigation which could lead to such action, suit or proceeding) by reason of the fact that he is or was a director, officer or employee of the corporation or serves or served any other enterprise as a director, officer or employee at the request of the corporation. Such right of indemnification shall inure to the benefit of the legal representative of any such person.

Article 8, Section 2 of our Certificate of Amendment of Certificate of Incorporation provides as follows:

2. Limitation of Liability:

     To the full extent from time to time permitted by law, directors and officers of the corporation shall not be personally liable to the corporation or its shareholders for damages for breach of any duty owed to the corporation or its shareholders. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the corporation existing at the time of such amendment or repeal.

     Each form of underwriting agreement between us and any underwriters contains a provision under which each underwriter agrees to indemnify our directors and each of our officers who signed the registration statement against certain liabilities which might arise under the Securities Act of 1933 from information furnished to us in writing by or on behalf of such underwriter.

     Our directors and officers are insured under policies of insurance, within the limits and subject to the limitations of the policies, against claims made against them for acts in the discharge of their duties, and we are insured to the extent that we are required or permitted by law to indemnify the directors and officers for such loss. We pay premiums for such insurance.

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Item 16. Exhibits.

Exhibit

1-1	Form of Underwriting Agreement for Debt Securities.[1]
1-2	Form of Underwriting Agreement for Common Stock and Preferred Stock.[1]
4-1	Indenture dated as of November 1, 1998 between Public Service Enterprise Group Incorporated and US Bank National Association (as successor to First Union National Bank), as Trustee, providing for Senior Debt Securities.[2]
4-2	Form of Subordinated Debt Indenture.[3]
4-3	Form of Senior Debt Security.[1]
4-4	Form of Subordinated Debt Security[1]
4-5	Certificate of Incorporation.[4]
4-6	Certificate of Amendment of Certificate of Incorporation, effective April 23, 1987.[5]
4-7	Certificate of Amendment of Certificate of Incorporation, effective April 20, 2007.[6]
4-8	By-Laws effective November 17, 2009.[7]
4-9	Form of Stock Purchase Contract Agreement.[1]
4-10	Form of Pledge Agreement.[1]
5	Opinion of James T. Foran, Esquire, relating to the validity of the Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Senior Debt Securities and Subordinated Debt Securities, including consent.
12-1	Statement regarding computations of ratios of earnings to fixed charges.[8]
12-2	Statement regarding computations of ratios of earnings to combined fixed charges and preference dividends.[9]
23-1	Consent of Independent Registered Public Accounting Firm.
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).
24	Power of Attorney.
25-1	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, as Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.
25-2	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, as Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

1	To be filed by amendment or pursuant to a Current Report on Form 8-K, if applicable.
2	Previously filed as Exhibit 4(f) to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-9120, and incorporated herein by reference.
3	Previously filed as Exhibit 4-5 to Registration Statement on Form S-3, No. 333-86372, and incorporated herein by reference.
4	Previously filed as Exhibit 3.1(a) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-9120, and incorporated herein by reference.
5	Previously filed as Exhibit 3.1(b) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-9120, and incorporated herein by reference.
6	Previously filed as Exhibit 3.1(c) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-9120, and incorporated herein by reference.
7	Previously filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 1-9120 on November 18, 2009, and incorporated herein by reference.
8	Previously filed as Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, File No. 1-9120, and incorporated herein by reference.
9	Because the registrant currently has no preferred stock outstanding, the registrant’s ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated herein are the same as the registrant’s ratios of earnings to fixed charges. The statement regarding computations of ratios of earnings to fixed charges was previously filed as Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, File No. 1-9120, and incorporated herein by reference.
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Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such
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purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)	The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of such registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant, Public Service Enterprise Group Incorporated, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on this 22nd day of November 2011.

Public Service Enterprise Group
Incorporated

BY:	/S/ Bradford D. Huntington
Bradford D. Huntington
Treasurer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has also been signed by Bradford D. Huntington Attorney-in-Fact, on behalf of the following persons in the capacities indicated on November 22, 2011.

Name	Capacity
Ralph Izzo	Principal Executive Officer and Director
Caroline Dorsa	Principal Financial Officer
Derek M. DiRisio	Principal Accounting Officer
Albert R. Gamper, Jr.	Director
Conrad K. Harper	Director
William V. Hickey	Director
Shirley Ann Jackson	Director
David Lilley	Director
Thomas A. Renyi	Director
Hak Cheol Shin	Director
Richard J. Swift	Director

BY:	/S/ Bradford D. Huntington
Bradford D. Huntington
Attorney-In-Fact

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EXHIBIT INDEX

Exhibit

1-1	Form of Underwriting Agreement for Debt Securities.[1]
1-2	Form of Underwriting Agreement for Common Stock and Preferred Stock.[1]
4-1	Indenture dated as of November 1, 1998 between Public Service Enterprise Group Incorporated and US Bank National Association (as successor to First Union National Bank), as Trustee, providing for Senior Debt Securities.[2]
4-2	Form of Subordinated Debt Indenture.[3]
4-3	Form of Senior Debt Security.[1]
4-4	Form of Subordinated Debt Security.[1]
4-5	Certificate of Incorporation.[4]
4-6	Certificate of Amendment of Certificate of Incorporation, effective April 23, 1987.[5]
4-7	Certificate of Amendment of Certificate of Incorporation, effective April 20, 2007.[6]
4-8	By-Laws.[7]
4-9	Form of Stock Purchase Contract Agreement.[1]
4-10	Form of Pledge Agreement.[1]
5	Opinion of James T. Foran, Esquire relating to the validity of the Common Stock, Preferred Stock, Stock Purchase Contracts, Stock Purchase Units, Senior Debt Securities, and Subordinated Debt Securities, including consent.
12-1	Statement regarding computations of ratios of earnings to fixed charges.[8]
12-2	Statement regarding computations of ratios of earnings to combined fixed charges and preference dividends.[9]
23-1	Consent of Independent Registered Public Accounting Firm.
23-2	Consent of James T. Foran, Esquire (included in Exhibit 5).
24	Power of Attorney.
25-1	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, as Trustee under the Senior Indenture for Public Service Enterprise Group Incorporated.
25-2	Statement of Eligibility under the Trust Indenture Act of 1939 of US Bank National Association, as Trustee under the Subordinated Indenture for Public Service Enterprise Group Incorporated.

1	To be filed by amendment or pursuant to a Current Report on Form 8-K, if applicable.
2	Previously filed as Exhibit 4(f) to Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-9120, and incorporated herein by reference.
3	Previously filed as Exhibit 4.5 to Registration Statement on Form S-3, No. 333-86372, and incorporated herein by reference.
4	Previously filed as Exhibit 3.1(a) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-9120, and incorporated herein by reference.
5	Previously filed as Exhibit 3.1(b) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-9120, and incorporated herein by reference.
6	Previously filed as Exhibit 3.1(c) to Quarterly Report on Form 10-Q for the quarter ended March 31, 2007, File No. 1-9120, and incorporated herein by reference.
7	Previously filed as Exhibit 3.1 to Current Report on Form 8-K, File No. 1-9120 on November 18, 2009, and incorporated herein by reference.
8	Previously filed as Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, File No. 1-9120, and incorporated herein by reference.
9	Because the registrant currently has no preferred stock outstanding, the registrant’s ratios of earnings to combined fixed charges and preference dividends for each of the periods indicated herein are the same as the registrant’s ratios of earnings to fixed charges. The statement regarding computations of ratios of earnings to fixed charges was previously filed as Exhibit 12 to Quarterly Report on Form 10-Q for the quarter ended September 30, 2011, File No. 1-9120, and incorporated herein by reference.